Exhibit 10.1
TERMINATION AND SETTLEMENT AGREEMENT

This Termination and Settlement Agreement (the “Agreement”) is entered into as of June 28, 2006 (the date on which both parties have executed and delivered this Agreement), by and between Spectre Gaming, Inc., a Minnesota corporation (“Spectre”), and Bally Gaming, Inc., a Nevada corporation (“Bally”).

INTRODUCTION

A. Spectre and Bally are parties to that certain Redemption Technology and Supply Agreement dated May 24, 2005, as amended (the “Redemption Technology and Supply Agreement”), pursuant to which, inter alia, Spectre licensed certain technology from Bally.

B. The parties wish to terminate the Redemption Technology and Supply Agreement, settle all claims the parties may have against each other, and provide for Spectre’s limited license rights and corresponding obligations associated with such rights as described in a Technology Agreement dated June 28, 2006 (the “Technology Agreement”).

AGREEMENT

Now, Therefore, in consideration of the foregoing facts and premises, which are hereby made a part of this Agreement, and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Redemption Technology and Supply Agreement. On the terms set forth herein, the parties hereby terminate the Redemption Technology and Supply Agreement effective immediately, with the exception of survival of the parties’ rights and obligations set forth in Sections 14, 15 and 17 of the Redemption Technology and Supply Agreement. In addition, Bally hereby releases and discharges Spectre from all of its payment and other obligations owed to Bally, including but not limited to liabilities under the Promissory Note dated September 9, 2005, (the “Promissory Note”) delivered to Bally in connection with the Redemption Technology and Supply Agreement. Accordingly, Bally shall promptly return the Promissory Note to Spectre. Nevertheless, Bally shall retain all funds paid by Spectre pursuant to the Redemption Technology and Supply Agreement as of the date hereof, and Spectre agrees that it shall take no action to seek recovery of such amounts already paid by Spectre. In the event the Technology Agreement does not become effective between the parties, this Agreement shall be of no further force and effect.

2. Mutual Releases. As of the date hereof, the parties hereby provide the following releases, pursuant to which each party is releasing the other of and from any and all obligations to the other party, of every kind and nature, except those specifically set forth in this Agreement:

(a) Spectre hereby releases and forever discharges Bally and its directors, officers, affiliates and representatives (collectively, the “Bally Released Parties”) of and from any and all past, present and future claims, demands, liabilities, judgments and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or not accrued, which Spectre ever had, presently has, might have in the future, claim to have, or claim to have had against the Bally Released Parties arising out of, touching upon, relating to or in any manner connected with the Redemption Technology and Supply Agreement or any other relationship, agreement or arrangement with Bally, prior to and including the date of this Agreement; provided, however, that Bally’s obligation and liability for the observation and performance of this Agreement is specifically excluded from the foregoing release.

(b) Bally hereby releases and forever discharges Spectre and its directors, officers, affiliates and representatives (collectively, the “Spectre Released Parties”) of and from any and all past, present and future claims, demands, liabilities, judgments and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or not accrued, which Bally ever had, presently has, might have in the future, claim to have, or claim to have had against any of the Spectre Released Parties arising out of, touching upon, relating to or in any manner connected with the Redemption Technology and Supply Agreement or any other relationship, agreement or arrangement with Spectre, prior to and including the date of this Agreement; provided, however, that Spectre’s obligation and liability for the observation and performance of this Agreement is specifically excluded from the foregoing release.

3. Return of Enabling Technology and Confidential Information.

(a) Each party, at its own expense, shall promptly return to the other all copies of materials that constitute, or are composed of any, confidential information of the other party. In particular, Spectre shall promptly return to Bally all copies of the Enabling Technology (as such term is defined in the Redemption and Technology Supply Agreement) in Spectre’s possession as of the date of this Agreement. Spectre will not, however, be obligated hereunder to return any Alpha Boards or other hardware incorporating Enabling Technology, and Spectre’s use of such Alpha Boards or other hardware shall be in accordance with the terms and conditions of the Technology Agreement.

(b) For a period of three years following the date hereof, Spectre shall grant Bally, or a third party engaged by Bally, full access, at reasonable times and upon reasonable notice and at Bally’s sole cost and expense, to any and all Spectre facilities in order for Bally to conduct an audit to determine and confirm that Spectre is in compliance with this Agreement and does not possess and has not used the Enabling Technology other than as permitted herein.

4. Execution of the Technology Agreement. As consideration for the mutual releases granted herein, the parties shall execute the Technology Agreement contemporaneously with this Agreement and that the Technology Agreement becomes effective between the parties.

5. Limitation on Use of Bally Technology. Spectre agrees that it will not use any Bally intellectual property in any Spectre games, other than Licensed Technology as provided for in the Technology Agreement, unless the rights to use the Licensed Technology are purchased directly from Bally or an authorized Bally distributor. For all purposes of this Agreement, the parties agree that PDS Gaming Corporation is an “authorized distributor” of Bally intellectual property, Alpha Boards and Bally gaming machines. Spectre’s use of any games produced or otherwise manufactured by Spectre, or any party on behalf of Spectre, utilizing the Licensed Technology shall comply with the terms and conditions of the Technology Agreement.

6. Confidentiality. The parties agree that the terms of this Agreement shall be strictly confidential and its terms shall not be disclosed to any third party for any purpose whatsoever except as required by applicable law, order or rule of court or governmental agency having competent jurisdiction or as otherwise specifically provided herein (including applicable SEC regulations). This confidentiality provision shall not prohibit the parties from disclosing the terms of this Agreement to tax, financial, legal or tax or accounting advisors.

7. Representations and Warranties. Each party represents and warrants to the other that: (a) it has full power and authority to enter into this Agreement and perform all of its obligations under this Agreement, has duly executed and delivered this Agreement, and this Agreement is legally binding on it and is enforceable in accordance with its terms; and (b) no consent or approval from any person, firm or entity, or any other consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or court, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Each party acknowledges, agrees, represents and warrants to the other party that, after the date hereof and excluding this Agreement, there are no agreements, understandings or obligations, whether oral or written, with such other party. All of the foregoing representations and warranties shall forever survive this Agreement and the effectiveness of the transactions contemplated hereby.

8. General Provisions.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other party hereto, which consent may be granted or withheld in the sole and absolute discretion of such other party.

(b) This Agreement may be executed in counterparts, all of which will be considered one and the same agreement. In addition, signatures to this Agreement may be delivered by facsimile or other means of electronic transmission, and signatures so delivered will be valid and binding to the same extent as the delivery of original signatures.

(c) This Agreement shall not be modified or amended in any fashion except by an instrument in writing signed by both parties hereto. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on such occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented-to or waived provision on any other occasion.

(d) This Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to its conflicts-of-law principles. No person, firm or other entity shall be a third-party beneficiary of any provisions of this Agreement.

(e) All parties agree to execute and deliver any documents or instruments (including legal instruments of conveyance or otherwise) that may be reasonably requested by another party in order to effectuate the transactions contemplated hereby, or to provide reasonable assurance to such requesting party that any of such transactions has been completed.

(f) If any provision of this Agreement or the application of such provision to any party or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

(g) In view of the purposes of this Agreement, it is agreed that the remedy at law for failure of any party to perform would be inadequate and that the injured party or parties, at its or his option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction, to the extent permitted by applicable law and not expressly prohibited by this Agreement.

In Witness Whereof, the parties have executed this Termination and Settlement Agreement to be effective as of the date first written above.

SPECTRE GAMING, INC.:

By:
D. Bradly Olah
President

BALLY GAMING, INC.:

By:
Paul Lofgren
Executive Vice President-Business Development